                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                          -----------------------------


       Date of report (Date of earliest event reported) February 28, 2002


                           Princeton Video Image, Inc.
               (Exact Name of Registrant as Specified in Charter)


   Delaware                   000-23415                     22-3062052
   ------------------------------------------------------------------------
   (State or Other -          (Commission File           (I.R.S. Employer
   Jurisdiction of                 Number)              Identification No.)
   Incorporation)


                15 Princess Road, Lawrenceville, New Jersey 08648
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (609) 912-9400


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, If Changed Since Last Report)
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Item 5.    Other Events

         On February 28, 2002, Princeton Video Image, Inc. issued the following press release:

Princeton Video Image Extends Leadership in the Virtual Advertising Industry With Agreement to Acquire SciDel

GAINS STRONGER FOOTHOLD IN EUROPE & IMPORTANT RIGHTS TO MAJOR SOCCER PROPERTIES

LAWRENCEVILLE, N.J.--(BUSINESS WIRE)--Feb. 28, 2002-- Princeton Video Image, Inc. (NASDAQ: PVII), the Emmy Award-winning leader in virtual advertising and imaging solutions, announced today the signing of a definitive agreement to acquire the assets of SciDel Technologies, Ltd., an Israeli company that inserts electronic virtual advertisements into live and taped televised sporting events.

This move further positions PVI as the global leader in the virtual advertising industry.

With the acquisition, PVI increases its industry depth, as well as its share in the European soccer market. SciDel has extensive experience with European soccer broadcasts and inserts ads virtually for the international broadcasts of the English Premier League, Italian Series A and the Spanish Football league. PVI and SciDel specialize in downstream ad insertion, a flexible technique with distinct advantages for broadcasters.

"PVI is already extremely well positioned in the sports advertising arena, and with the integration of SciDel's world-class technology solutions and research staff in Israel, we will develop a virtual advertising powerhouse," said Roberto Sonabend, PVI's co-CEO. "The integration of SciDel is another way we will provide exceptional service to the advertising and broadcasting industries," added David Sitt, PVI's co-CEO.

SciDel was founded 1995 and is headquartered in Tel Aviv. Its products, electronically inserted signage (EIS) and advanced graphic enhancements (AGE), are tools to create new advertising inventory that increases revenues for broadcasters and event organizers. Upon completion of this transaction, PVI will take advantage of globalization by decentralizing its research and development center and incorporating SciDel's marketing and sales division into its existing European operations.

"The transaction builds a strong platform for growth in this exciting and high potential market, thanks to the unique synergies that exist between the two companies", said Yoav Chelouche, Chairman of Scidel. "Not only do PVI and SciDel have complementary technologies, but they also balance each other geographically, which provides a win-win situation for both companies."

About Princeton Video Image, Inc. (www.pvi-inc.com)

Princeton Video Image, Inc. (PVI) provides real-time virtual advertising, programming enhancements, virtual product integration placement and targeted interactive services for televised sports and entertainment events and programs. It services the advertising industry with its own proprietary technology developed at their New Jersey facilities. Headquartered in New York City and Lawrenceville, New Jersey, PVI has offices in Canada, Brussels and Mexico City, as well as a licensee office in Seoul.

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to the integration of Scidel's assets, market acceptance, dependence on strategic partners and third party sales, contractual restraints on use of Princeton Video Image's technology, a rapidly changing commercial and technological environment, competition, possible adverse regulations, need for additional financing, intellectual property rights and litigation, and other risks identified in Princeton Video Image's filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Princeton Video Image undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

                                    * * * * *
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Princeton Video Image, Inc.


                                          By:    /s/ Lawrence L. Epstein
                                               -------------------------------
                                                 Lawrence L. Epstein,
                                                 Vice President, Finance and
                                                 Chief Financial Officer


Date:  March 1, 2002